UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2005
Date of Report (Date of earliest event reported)

MED-EMERG INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Province of Ontario	1-13861	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6711 Mississauga Road, Suite 404
Mississauga, Ontario, Canada L5N 2W3

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (905) 858-1368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions.

2.02(a) Med-Emerg International Inc. (“Med-Emerg”) announced today the results of operations for the six month period ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MED-EMERG INTERNATIONAL, INC.

By:	/s/ Ramesh Zacharias
Ramesh Zacharias, Chief Executive Officer

August 15, 2005

Exhibit 2.02(a)

PRESS RELEASE

Ramesh Zacharias
Chief Executive Officer
Med-Emerg International Inc.
Tel: 905-858-1368
Email: rzacharias@med-emerg.com

MED-EMERG INTERNATIONAL INCREASES REVENUE AND NARROWS LOSS

Toronto, Canada - August 15, 2005- Med-Emerg International Inc (OTC BB -MDER) today announced that revenues from continuing operations for the six months ended June 30, 2005 increased 32% to $6,090,045 from $4,627,182 for the same period in 2004 (all amounts are U.S. dollars unless otherwise stated). For the three months ended June 30, 2005 revenues increased by 38% to $3,010,613 from $2,178,969.

At the same time the loss from continuing operations for the six months ended June 30, 2005 improved to ($506,560) as compared to ($1,123,217) in 2004. Similarly, for the three months ended June 30, 2005 the loss improved to ($227,177) from ($900,261) in 2004. The improvements in the quarter and for the six month period were largely the result of the non-recurrence of costs associated with an equity financing in 2004. Reduced interest and financing costs associated with corporate borrowings were off-set by increased amortization charges and stock compensation expenses.
Overall, this resulted in the Company reporting a net loss from continuing operations for the six months ended June 30, 2005 of $868,765, a reduction of 32% from $1,275,560 in 2004. For the three months ended June 30, 2005, the net loss from continuing operations similarly decreased 69% from $958,492 in 2004 to $300,998 in 2005.

Dr. Ramesh Zacharias, CEO of the Company, said, “The second quarter was a busy time for Med-Emerg (MDER). We signed several new contracts including opportunities with the Ontario Pharmacists’ Association, Hamilton Health Sciences Centre and with two community-based Family Health Teams. Further, we saw continued growth in our Pain Management and Infusion Services business.” Dr. Zacharias went on to say “We continue to deal with issues related to the termination of the DND contract. We have appealed the ruling of the Canadian International Trade Tribunal. Until such time as the appeal is addressed, we expect that the Cdn$100,000,000 lawsuit against the winning bidder and a former MDER employee will be stayed. We anticipate that the appeal process will continue into 2006.”

MDER specializes in the coordination and delivery of health care services in Canada and overseas. These services include community-based infusion centers, an integrated chronic pain management program, healthcare consulting, and health human resource management, including physician and nurse staffing.